Exhibit 99.1

Neustar Statement on Extension of NPAC RFP Submission Deadline

April 18, 2013

STERLING, Va. – Yesterday, the North American Portability Management LLC (NAPM) announced on its website that it extended the deadline to respond to its Request for Proposal (RFP) for selection of the next local number portability administrator until April 22, 2013. Neustar, Inc. (NYSE:NSR) issued the following statement from Steve Edwards, Senior Vice President for Carrier Services, regarding the NAPM’s announcement:

Neustar successfully submitted its proposal on April 5, 2013, which was the deadline previously announced by the NAPM. The RFP process has been a matter of public record since May 2011, was subject to a robust public comment process, and the deadline for submission of responses was published 60 days in advance of the filing deadline. The process was designed to promote competition and provided interested parties with sufficient time to meet the submission requirements. Neustar filed its response in a timely manner and in accordance with the RFP submission requirements. We remain confident in the strength of our proposal and the value to be gained by the industry and consumers if we are awarded the contract to continue in July 2015 as the local number portability administrator.

The NAPM’s announcement can be found at www.napmllc.org.

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About Neustar

Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, information services, financial services, retail, media and advertising sectors. Neustar applies its advanced, secure technologies in location, identification, and evaluation to help its customers promote and protect their businesses. More information is available at www.neustar.biz. For more information about Neustar’s role as the administrator of the Number Portability Administration Center, visit www.NPACforAmerica.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the Company’s expectations, beliefs and business results in the future, such as guidance regarding its 2013 results. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The Company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, general economic conditions in the regions and industries in which the Company operates; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the Company’s operations, modifications to or terminations of its material contracts, the financial covenants in the Company’s secured credit facility and their impact on the Company’s financial and business operations; the Company’s indebtedness and the impact that it may have on the Company’s financial and operating activities and the Company’s ability to incur additional debt; the variable interest rates borne by the Company’s indebtedness and the effects of changes in those rates; its ability to successfully identify and complete acquisitions, integrate and support the operations of businesses the Company acquires, increasing competition, market acceptance of its existing services, its ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about risks factors, uncertainties and other potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the Company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. All forward-looking statements are based on information available to the Company on the date of this press release, and the Company undertakes no obligation to update any of the forward-looking statements after the date of this press release.